Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4:   JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported:  September 28, 2023

Issuer Name and Ticker Symbol:   TerrAscend Corp. (TSNDF)

Names:	JW Asset Management, LLC, JW Partners, LP, JW GP, LLC and Jason G. Wild.

Address:	JW Asset Management, LLC
14 North Lake Road
Armonk, NY 10504

Signatures:

The undersigned, JW Partners, LP, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 4 with JW Asset Management, LLC with respect to the beneficial ownership of securities of TerrAscend Corp.

JW ASSET MANAGEMENT, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JW PARTNERS, LP By: JW GP, LLC, its General Partner /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JW GP, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JASON G. WILD /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact